UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2010

LIBERTY STAR URANIUM & METALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50071	90-0175540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5610 E. Sutler Lane, Tucson, Arizona 85712
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code	520-731-8786

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 25, 2010, we entered into an Extension and Modification Agreement with certain subscribers to certain subscription agreements and other transaction documents dated at and about May 11, 2007, August 28, 2008, May 22, 2009, August 14, 2009 and November 25, 2009, as same may have been amended, relating to the issuance to the subscribers as “holders” of promissory notes of our company convertible into shares of common stock of our company and warrants exercisable for shares of common stock of our company.  Pursuant to the Extension and Modification Agreement we agreed to extend the maturity date of each of the promissory notes to February 28, 2011.  Each holder of the promissory notes may elect to extend the maturity date of its promissory note for up to 180 days.  The holders of the promissory notes may elect for two such 180 day extensions.

Item 9.01	Financial Statements and Exhibits
10.1	Extension and Modification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

By:  /s/ James Briscoe
James Briscoe, President and Director
Date: March 3, 2010